                                                                  Exhibit 3.15.5

                               ARTICLES OF MERGER

                                       OF

                    ANKER WEST VIRGINIA MINING COMPANY, INC.

                                       AND

                         SPRUCE FORK COAL COMPANY, INC.

I. The Plan of Merger of Anker West Virginia Mining Company, Inc., the Surviving Corporation, and Spruce Fork Coal Company, Inc., the Merging Corporation, is as follows:

                                 PLAN OF MERGER

                                       OF

                   ANKER WEST VIRGINIA MINING COMPANY, INC.

                                       AND

                         SPRUCE FORK COAL COMPANY, INC.

            1. Anker West Virginia Mining Company, Inc. is a corporation organized and existing under the laws of the State of West Virginia.

            2. Spruce Fork Coal Company, Inc., is a corporation organized and existing under the laws of the State of West Virginia.

            3. Spruce Fork Coal Company, Inc. (the "Merging Corporation") shall be merged with and into Anker West Virginia Mining Company, Inc. (the "Surviving Corporation") under and pursuant to the Code of West Virginia of 1931, as amended, Chapter 31,
                  Article 1, Sections 34 and 117.

            4. The shares of the Merging Corporation shall be surrendered and shall not be converted into shares, obligations or other securities of the Surviving Corporation, or of any other corporation, or, in whole or in part, into cash or other property.

            5. The merger of the Merging Corporation with and into the Surviving Corporation shall be effective at midnight on the date on which the Certificate of Merger is issued by the Secretary of State of West Virginia.

II. The number of outstanding shares of capital stock of the Surviving Corporation is Five Hundred (500) shares of common stock. The number of outstanding shares of capital stock of the Merging Corporation is One Hundred (100) shares of common stock.

III. The number of shares of the Surviving Corporation voted for and against the foregoing Plan of Merger were Five Hundred (500) shares and zero (0) shares, respectively. The number of share of the Merging Corporation voted for and against the foregoing Plan of Merger were One Hundred (100) shares and zero (0) shares, respectively.

DATED: August 26, 1997.

                                     ANKER WEST VIRGINIA MINING COMPANY, INC., a West Virginia corporation,


                                     By: /s/ Richard B. Bolen
                                         ---------------------------------------
                                     Name: Richard B. Bolen
                                     Its: President

                                                    and


                                     By: /s/ Michael M. Matesic
                                         ---------------------------------------
                                     Name: Michael M. Matesic
                                     Its: Secretary

                                     SPRUCE FORK COAL COMPANY, INC.,
                                     a West Virginia corporation


                                     By: /s/ Jeffrey P. Kelley
                                         ---------------------------------------
                                     Name: Jeffrey P. Kelley
                                     Its: President

                                     and

                                     By: /s/ Michael M. Matesic
                                         ---------------------------------------
                                     Name: Michael M. Matesic
                                     Its: Secretary

STATE OF WEST VIRGINIA,

COUNTY OF Raleigh, to-wit:

            I, Mary Ann Worley, a Notary Public, do hereby certify that on this 26th day of August, 1997, personally appeared before me Richard B. Bolen, who, being by me first duly sworn, declared that he is the President of Anker West Virginia Mining Company, Inc., a West Virginia corporation, that he signed the foregoing document as President of the corporation, and that the statements contained therein are true.

            My Commission Expires: September 25, 2006.


                                          /s/ Mary Ann Worley
                                          --------------------------------------
                                          Notary Public

            OFFICIAL SEAL
            NOTARY PUBLIC
       STATE OF WEST VIRGINIA
           MARY ANN WORLEY
           105 MORTON AVE.
          BECKLEY, WV 25801
My commission expires Sept. 25, 2006

[NOTARIAL SEAL]

STATE OF WEST VIRGINIA,

COUNTY OF UPSHUR, to-wit:

            I, EDWARD F. SUMMERFIELD, a Notary Public, do hereby certify that on this 27 day of August, 1997, personally appeared before me Jeffrey P. Kelley, who, being by me first duly sworn, declared that he is the President of Spruce Fork Coal Company, Inc., a West Virginia corporation, that he signed the foregoing document as President of the corporation, and that the statements contained therein are true.

            My Commission Expires: 12-16-2002.


                                          /s/ Edward F. Summerfield
                                          --------------------------------------
                                          Notary Public

[NOTARIAL SEAL]

             OFFICIAL SEAL
             NOTARY PUBLIC
        STATE OF WEST VIRGINIA
         EDWARD F. SUMMERFIELD
            8 CIRCLE DRIVE
         BUCKHANNON, WV 26201
My Commission Expires December 15, 2002

The foregoing Articles of Merger were prepared by:
Carl H. Cather, III
SPILMAN, THOMAS & BATTLE
990 Elmer Prince Drive - Suite 205
P. O. Box 4474
Morgantown, WV  26504-4474